UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO 1 TO
FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2009
Date of Report (Date of earliest event reported)

ONTECO CORPORATION
Formerly known as
INFOSPI INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19495 Biscayne Blvd. Suite 411 Aventura, Florida	33180
(Address of principal executive offices)	(Zip Code)

(305) 932-9795
Registrant’s telephone number, including area code

InfoSpi Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________
This Current Report on Form 8-K is being filed in accordance with the comment letter dated March 28, 2011 from the Securities and Exchange Commission regarding the change in accountants from Stan J.H. Lee CPA to Cornell,Beall & Leight LLC.  The change occurred approximately September 30, 2009 prior to the appointment of current management. This Current Report is being amended to include the Certifying Accountant’s letter as Exhibit 16.1

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01    Changes in Registrant's Certifying Accountant

Effective September 16, 2009, Daniel C. Masters, Attorney at Law, representing certain selling shareholders and warrant holders (collectively, the “Sellers”) and Westmount Securities Corp., a corporation organized under the laws of the Province of Quebec, representing certain purchasers (collectively, the “Purchasers”) entered into that certain agreement for the purchase of common stock and warrants (the “Purchase Agreement”). In accordance with the terms and provisions of the Purchase Agreement, the Sellers sold 4,990,000 shares of common stock (the “Common Stock”) of InfoSpi, Inc., now known as Onteco Corporation, a corporation organized under the laws of the State of Nevada (the “Company”) and 5,000,000 warrants to purchase shares of Common Stock of the Company (the “Warrants”) in exchange for $275,000.

Following the Purchase Agreement: (i) Harold Hartley resigned as the President/Chief Executive Officer and a director of the Company effective as of September 23, 2009; (ii) William R. Willard resigned as the Chief Financial Officer/Treasurer, Secretary and as a director of the Company effective as of September 23, 2009; (iii) Haim Mayan consented to act as the  President /chief operations officer and a director of the Company effective as of October 28, 2009; (iv) Chris Hamilton consented to act as the Vice President/Chief Executive Officer and a director of the Company effective as of October 28, 2009; (v) Olivier Danan consented to act as the Vice President/Chief Operating Officer and a director of the Company effective as of October 28, 2009; and (vi) Michel Brunet consented to act as the Secretary and a director of the Company effective as of October 28, 2009.

Current management of the Company believes that in accordance with the appointment of new officers and directors as of September 29, 2009, there was a change in the cerifying accountant of the Company approximately September 30, 2009.

Current management believes that the Company engaged Cornell, Beall & Leigh LLC (“CB&L”) as its principal independent registered public accounting firm effective approximately September 30, 2009. Current management further believes that the prior independent registered public accountant, Stan J.H. Lee CPA (“Lee”) resigned effective September 29, 2009.

The report of Lee on the Company’s financial statements for fiscal years ended December 31, 2008 (which included the balance sheet as of December 31, 2008 and the statement of operations, cash flows and stockholders’ equity from inception through December 31, 2008), and inception to December 31, 2007, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.  During the Company’s fiscal year ended December 31, 2008, and during the subsequent period through to the date of Lee’s resignation, management believes that there were no disagreements between the Company and Lee, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Lee, would have caused Lee to make reference thereto in its report on the Company’s audited financial statements.

The Company provide d Lee with a copy of this Current Report on Form 8-K and Lee furnish ed the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Lee agree d with the statements made in this Current Report on Form 8-K with respect to Lee and, if not, stating the aspects with which he do not agree. The letter is attached hereto as Exhibit 16.1

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

16.1  Letter dated April 22, 2011 from Stan. J.H. Lee CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONTECO CORPORATION

DATE: April 2 2 , 2011	By:	/s/ Dror Svorai
Name: Dror Svorai
Title: President/Chief Executive Officer